U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       SCHEDULE 14C INFORMATION STATEMENT

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[ X ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ] Definitive Information Statement


                               CAREER WORTH, INC.
                               ------------------
              (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
     [ ] No Fee Required
     [ X ] Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1. Title of each class of securities to which transaction applies:

     Common stock.
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2. Aggregate number of securities to which transaction applies:

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3. Per unit price or other underlying value of transaction  computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     0
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4. Proposed aggregate offering price:

     0
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5. Total fee paid:
       $125
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:

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2. Form, schedule, or registration statement number:
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3. Filing party:

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4. Date filed:

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Notes:




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                              INFORMATION STATEMENT



                               Career Worth, Inc.
                    3809 South, West Temple Street, Suite 1-D
                           Salt Lake City, Utah 84115


                        We Are Not Asking You for a Proxy
                                       and
                    You Are Requested Not to Send Us a Proxy


                                     ITEM 1.
                              INFORMATION STATEMENT

     This Information Statement is being mailed on or about March 4, 2002 to the shareholders of record at the close of business on January 4, 2002 ("Record Date") of the outstanding common stock, par value $0.001 per share, of Career Worth, Inc., a Nevada corporation ("Company"), pursuant to Rule 14c- 2 promulgated under the Securities Exchange Act of 1934, as amended.

     On January 4, 2002, a written consent form was signed by the holders of 53.2% of the Company's total issued and outstanding common stock, approving the Company's execution of two consulting agreements (attached as exhibits to the Company's Form 8-K filed with the SEC on February 8, 2002) and the issuance of 170,000,000 shares of restricted common stock to the two consultants who were parties to the contracts: Elizabeth Colmenares (85,000,000 shares) and David Wolfson (85,000,000 shares).

     The consulting agreements are summarized as follows: the Company issued the shares to the Consultants for their services in joining the Company's Board of Directors and attempting a turnaround of the Company, including assistance with
(a) maintaining the Company's public reporting; (b) negotiating settlements and favorable debt workouts with the Company's creditors, including an attempt to settle the Company's payroll tax liability; and (c) restructuring the Company's management and helping oversee operations.

     On the same date, the disinterested members of the Company's Board of Directors also executed a board resolution by written consent unanimously approving these contracts and the issuance of the above-described shares, after full disclosure of the fact that the contracts involved Ms. Colmenares and Mr. Wolfson, who were recently appointed as members of the Board.

                         DISSENTERS' RIGHTS OF APPRAISAL

     The Nevada Revised Statutes (the "Nevada Law") provide for certain dissenters' rights unless the Company's Articles of Incorporation or bylaws elect not to be bound by the Nevada Law. Article XI of the Company's Articles of Incorporation specifically opts out of the Nevada Law; thus, there are no dissenter's or appraisal rights relating to the matters to be voted.

                VOTING SECURITIES AND PRINCIPAL OWNERSHIP THEREOF

     The record date for shareholders entitled to receive notice of this corporate action by the Company is the close of business on January 4, 2002. On the record date, the Company had issued and outstanding 87,987,355 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders, and there is no cumulative voting right for any shares. There are no preemptive rights for any shares.

     All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of the Company. The Company has received written consent of a majority of such shares in the Company; more specifically 46,806,162 shares (equaling 53.2% of shares) have given their consent.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of February 4, 2002 (313,190,927 shares issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock;
(ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

                    Name and Address of                                   Amount of Beneficial         Percent of
Title of Class      Beneficial Owner (1)                                  Ownership(2)                 Class
---------------     -------------------------------------------------     -----------------------      -----------
common              Elizabeth Colmenares, an individual                   85,000,000                   27.1%
stock               Director of Career Worth, Inc.
                    3809 South, West Temple St., Suite 1-D
                    Salt Lake City, UT 84115
---------------     -------------------------------------------------     -----------------------      -----------
common              David Wolfson, an individual                          85,000,000                   27.1 %
stock               Director of Career Worth, Inc.
                    3809 South, West Temple St., Suite 1-D
                    Salt Lake City, UT 84115
---------------     -------------------------------------------------     -----------------------      -----------
common              Shares of all directors and executive officers        170,000,000                  54.2 %
stock               as a group (2 people)
---------------     -------------------------------------------------     -----------------------      -----------

(1) Except as noted, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privileges, or similar obligations.

                                CHANGE IN CONTROL

     The foregoing shareholder-approved transaction constituted a change in control of the Company. Elizabeth Colmenares and David Wolfson obtained effective control in exchange for their services in attempting to turn around the Company, using their best efforts to negotiate favorable workouts for-or otherwise settle-approximately $1.4 million in Company debt and to restructure the Company and its management. Their control is based on each receiving 27.1% (85,000,000 shares) of the Company's common stock and each receiving an appointment to the Company's board of directors. The transaction leading to this change of control was signed on December 20, 2001, and the shares actually giving control were issued on January 16, 2002. Ms. Colmenares and Mr. Wolfson were appointed to fill pre- existing vacancies on the board of directors on December 28, 2001. Control was assumed from the corporation based on its new issuance of 170,000,000 shares of common stock, duly authorized by the board of directors and a majority of the shareholders.

     There are no arrangements or understandings among members of the Company's new and former control groups, or their associates, regarding the election of directors or other matters, except that the former control group has agreed to assist during an unspecified transition period with providing information to the new management and providing liaison with the Company's auditors and others involved in the public reporting process.

                     AUTHORIZATION OR ISSUANCE OF SECURITIES
                           OTHERWISE THAN FOR EXCHANGE

     The shareholders, by their written consent of January 4, 2002, authorized the issuance of a total of 170,000,000 shares (equaling 54.2% of all issued and outstanding common stock as of February 4, 2002) to Ms. Colmenares and Mr. Wolfson.

Description of Securities.

(a) Shareholder Rights.

     The Company's articles of incorporation currently authorize the issuance of 500,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

     -have equal ratable rights to dividends from funds legally available therefor, when, as, and if declared by the board of directors of the company;

     -are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company;

     -are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

     -special voting rights;

     -preference as to dividends or interest or division of assets upon liquidation;

     -preemptive rights to purchase new issues of shares;

     -any other special rights or preferences.


     In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise. As of February 4, 2002, the Company had 313,190,927 shares of common stock issued and outstanding.

(b) Non-Cumulative Voting.

     The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors on the board, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c) Dividends.

     The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

     A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of the Company to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d) Possible Anti-Takeover Effects of Authorized but Unissued Stock.

     The Company's authorized capital stock currently consists of 500,000,000 shares of common stock, with 313,190,927 shares issued and outstanding as of February 4, 2002. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e) Transfer Agent.

     The company has engaged the services of Colonial Stock Transfer, address 66 Exchange Place, Salt Lake City, Utah 84111, to act as transfer agent and registrar.


                         FINANCIAL AND OTHER INFORMATION

     Pursuant to Item 13(b)(2) of Schedule 14A (as incorporated by reference into Schedule 14C), the Company hereby incorporates by reference its financial statements, management discussion and analysis, and other information contained in its Forms 10-KSB, Forms 10-QSB, Forms 8-K, and other public reports and registration statements as filed with the Securities and Exchange Commission. Such information is available through the EDGAR archives at www.sec.gov.

                           VOTE REQUIRED FOR APPROVAL

     A majority vote is required in this case. Section 78.320(1) of the Nevada Revised Statutes ("NRS") provides that, unless Chapter 78 of the NRS or the articles of incorporation or the bylaws provide differently, a majority of the voting power of the corporation constitutes a quorum, and action is approved if the number of votes in favor of an action exceeds the votes in opposition. Chapter 78 of the NRS does not prescribe any different percentage vote for authorizing the issuance of stock, nor do the Company's Articles of Incorporation. Section 2.08 of the bylaws allow for action by majority vote in all instances except where law requires some other proportion of votes, which is not the case here.

     Section 78.320(2) of the NRS provides that, unless the articles of incorporation or the bylaws provide differently, any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. The articles of incorporation state nothing to the contrary, and section 2.11 of the bylaws provides for action by written consent of the shareholders, without a meeting, so long as a majority of the voting power signs the consent.

     Shareholders who collectively hold 53.2% of the Company's voting power have adopted, ratified and approved the consulting agreements with Ms. Colmenares and Mr. Wolfson, and have likewise approved the issuance of 85,000,000 shares to each of them. No further votes are required to effect the issuance of the stock.

     The securities which would have been entitled to vote as of the record date (January 4, 2002), if a meeting had been required, consist of 87,987,355 issued and outstanding shares of the Company's $0.001 par value common stock.

                                     ITEM 3.
              INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

     Both Elizabeth Colmenares and David Wolfson disclosed their interest as directors and as signatories to the consulting agreements by which they obtained the 170,000,000 shares of the Company's common stock, and the action was approved by the disinterested members of the Company's board of directors, as well as by a majority of the shareholders. In fact, the intent of the consulting contracts was to induce Ms. Colmenares and Mr. Wolfson to join the board of directors and to help turn around and restructure the company as a result of the stock issuance identified herein.

                             ADDITIONAL INFORMATION

     Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission ("SEC"), may be accessed through the SEC's EDGAR archives at www.sec.gov. Upon written request of any stockholder, addressed to the Company's President, BonnieJean C. Tippetts, at 3809 South, West Temple Street, Suite 1-D, Salt Lake City, Utah 84115, the Company will provide a copy of its Annual Report on Form 10-KSB for the year ended December 31, 2000, without charge.

     The foregoing information is incorporated by reference into this Schedule 14C.

By order of the Board of Directors
February 20, 2002


  /s/ BonnieJean C. Tippetts
---------------------------------
BonnieJean C. Tippetts, President

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